Exhibit 32.1

Certification by Principal Executive Officer Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

The certification below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

In my capacity as chief executive officer of Ingram Micro Inc., I hereby certify that, to the best of my knowledge, Ingram Micro Inc.’s annual report on Form 10-K for the fiscal year ended January 3, 2004 as filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Ingram Micro Inc.

/s/ Kent B. Foster

Name: Kent B. Foster
Title: Chairman and Chief Executive Officer

Dated: March 18, 2004